SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) December 10, 1998

                               Pharmos Corporation
             (Exact name of registrant as specified in its charter)

            Nevada                     0-11550                  36-3207413
(State or other jurisdiction of   Commission File Number      (I.R.S. Employer
incorporation or organization)                            Identification Number)

                33 Wood Avenue South, Suite 466, Iselin, NJ   08830
                 (Address of principal executive offices)   (zip code)

                                 (732) 603-3526
               (Registrant's telephone number including area code)

                                      None
              (Former name, former address and former fiscal year,
                          if changed since last report)


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Item 5   Other Events

     Pharmos Corporation (the "Company") has entered into a Private Equity Line of Credit Agreement (the "Credit Agreement") as of December 10, 1998, and as amended on December 18, 1998, with Dominion Capital Fund, Ltd. (the "Investor"). Pursuant to the terms of the Credit Agreement, the Company may, from time to time during a specified term, cause the Investor to purchase up to an aggregate of $10,000,000 of the Company's common stock, par value $.03 per share (the "Common Stock"). The price per share of Common Stock to be paid by the Investor is to be determined at the time of each purchase according to a specified formula which is based upon the average closing bid price of the Common Stock on the principal trading exchange or market for the Common Stock (the "Principal Market") over a prescribed five-day period. With each purchase of Common Stock, the Investor is also to receive warrants exercisable for a number of shares of Common Stock equal to ten percent of the number of shares of Common Stock purchased at an exercise price per share equal to 125% of the closing bid price of the Common Stock on the Principal Market on a specified date.

Item 7   Exhibits

         (a)  Exhibits

*10.1 Private Equity Line of Credit Agreement dated as of December 10, 1998 between the Company and Dominion Capital Fund, Ltd.

*10.2 Amendment Agreement dated as of December 18, 1998 between the Company and Dominion Capital Fund, Ltd.

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*    Filed herewith


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                                 SIGNATURE PAGE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                     PHARMOS CORPORATION


Date:    December 23, 1998                            /s/ Robert Cook
                                                      -------------------------
                                                      Robert Cook
                                                      Chief Financial Officer